COMMON STOCK                                          COMMON STOCK
PAR VALUE $0.10	                             						  PAR VALUE $0.10
THIS CERTIFICATE IS TRANSFERABLE
   IN BOSTON, MASSACHUSETTS
                                                          SHARES

                                                     CUSIP 603158 10 6
                                                See reverse for certain
                                                       definitions


                     MINERALS TECHNOLOGIES INC.

       INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

This certifies that



is the owner of

       FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF
Minerals Technologies Inc., transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:


Countersigned and Registered:
    STATE STREET BANK AND TRUST COMPANY         /s/ Chairman
         (BOSTON, MASSACHUSETTS)
                 Transfer Agent and Registrar   /s/ Secretary

By

                 Authorized Signature

  This certificate also evidences and entitles the holder hereof to the same number of Rights (subject to adjustment) as the number of shares of Common Stock represented by this certificate, such Rights being on the terms provided under the Rights Agreement between Minerals Technologies Inc. and Chemical Bank (the "Rights Agent"), dated as of October 26, 1992, as it may be amended from time to time (The "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of Minerals Technologies Inc.
Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. Minerals Technologies Inc. shall mail to the registered holder of this certificate a copy of the Rights Agreement without charge within five days after receipt of a written request therefor. Under certain circumstances as provided in Section 7(e) of the Rights Agreement, Rights issued to or Beneficially Owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) or any subsequent holder of such Rights shall be null and void and may not be transferred to any Person.